UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2013

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio		44062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement. As previously reported, Middlefield Banc Corp. and Banc Opportunity Fund LLC entered into an August 15, 2011 Stock Purchase Agreement providing for the acquisition by Bank Opportunity Fund LLC of 24.99% of Middlefield Banc Corp.’s common stock. In accordance with the terms of the Stock Purchase Agreement, as amended most recently by the Sixth Amendment, an affiliate of Bank Opportunity Fund acquired 9.9% ownership of Middlefield Banc Corp.’s stock in April of 2012. As amended, the Stock Purchase Agreement provided that after satisfaction of closing conditions an additional, final sale of shares would occur on or before the extended deadline of January 14, 2013, which would result in aggregate ownership of 24.99% on the part of Bank Opportunity Fund LLC. The final sale of shares to Bank Opportunity Fund LLC did not occur by the January 14, 2013 extended deadline. Middlefield Banc Corp. has given to Bank Opportunity Fund LLC written notice under section 8.01(d) of the Stock Purchase Agreement, as amended, that the deadline for the final sale of shares will not be extended and that the final sale of shares under the Stock Purchase Agreement, as amended, will therefore not occur.

The foregoing description of the Stock Purchase Agreement, as amended, and the sale of shares to Bank Opportunity Fund LLC or its affiliate is qualified in its entirety by reference to the following, each of which is incorporated herein by this reference –

1) the August 15, 2011 Stock Purchase Agreement (exhibit 10.26 of Middlefield’s Form 8-K Current Report filed with the SEC on August 18, 2011),

2) the First, Second, Third, and Fourth Amendments of the Stock Purchase Agreement (exhibits 10.26.1, 10.26.2, 10.26.3, and 10.26.4 of Middlefield’s Form 10-K Annual Report for the year ended December 31, 2011),

3) the Fifth Amendment of the Stock Purchase Agreement (exhibit 10.26.6 of Middlefield’s Form 8-K Current Report filed with the SEC on April 23, 2012),

4) the Sixth Amendment of the Stock Purchase Agreement (exhibit 10.26.7 of Middlefield’s Form 8-K Current Report filed with the SEC on August 24, 2012),

5) the April 17, 2012 Amended and Restated Purchaser’s Rights and Voting Agreement, by and among Middlefield Banc Corp., its directors and officers, and Banc Opportunity Fund LLC (exhibit 10.28 of Middlefield’s Form 8-K Current Report filed with the SEC on April 23, 2012),

6) the August 23, 2012 Amendment of the Amended and Restated Purchaser’s Rights and Voting Agreement (exhibit 10.28.1 of Middlefield’s Form 8-K Current Report filed with the SEC on August 24, 2012),

7) the Form 8-K Current Reports concerning the transaction with Bank Opportunity Fund LLC, which Form 8-K Current Reports were filed by Middlefield Banc Corp. with the SEC on August 18, 2011, March 27, 2012, April 23, 2012, May 4, 2012, August 7, 2012, and August 24, 2012, and

8) the transaction summary included in the Notes to Unaudited Consolidated Financial Statements, Note 7 – Common Stock Issuance, of Middlefield Banc Corp.’s Form 10-Q Quarterly Report for the quarter ended September 30, 2012, which Form 10-Q Quarterly Report was filed by Middlefield Banc Corp. with the SEC on November 8, 2012.

The terms and conditions of the Stock Purchase Agreement, as amended, and of the Amended and Restated Purchaser’s Rights and Voting Agreement, as amended, that are applicable to Middlefield Banc Corp., to Bank Opportunity Fund LLC, or, in the case of the Amended and Restated Purchaser’s Rights and Voting Agreement, as amended, to the directors and executive officers of Middlefield Banc Corp. because of the sale of 9.9% of Middlefield Banc Corp.’s stock in April of 2012 to an affiliate of Bank Opportunity Fund LLC are not affected by Middlefield Banc Corp.’s written notice that the final sale of shares to Bank Opportunity Fund LLC or affiliates will not occur. For example only, the affiliate of Bank Opportunity Fund LLC that acquired 9.9% ownership in 2012 will continue to have the right to designate a director nominee for election to the board of directors of Middlefield Banc Corp. and its subsidiary banks, and directors and executive officers will continue to be subject to the requirement under the Amended and Restated Purchaser’s Rights and Voting Agreement, as amended, to vote in favor of that nominee’s election.

Because the final sale of shares under the Stock Purchase Agreement will not occur, Middlefield Banc Corp. no longer intends to hold a special meeting of stockholders to obtain stockholder approval of the sale of shares to Bank Opportunity Fund LLC, which meeting would have been necessary under the Ohio Control Share Acquisition Act in order for Bank Opportunity Fund LLC or its affiliates to obtain stockholder approval to own 20% or more of Middlefield Banc Corp. voting stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: January 18, 2013	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer